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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to (a) the use in this Amendment No. 1 to Registration Statement No. 33-55195 of Merisel, Inc. on Form S-3 of our report dated February 22, 1994, appearing in the Prospectus, which is part of this Registration Statement, (b) the incorporation by reference in this Registration Statement of our report dated February 22, 1994 appearing in the Annual Report on Form 10-K of Merisel, Inc., as amended, for the year ended December 31, 1993, and (c) the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Los Angeles, California
September 26, 1994